Exhibit 99.1

THE PNC FINANCIAL SERVICES GROUP, INC.

FINANCIAL SUPPLEMENT

FOURTH QUARTER AND FULL YEAR 2008

(UNAUDITED)

THE PNC FINANCIAL SERVICES GROUP, INC.

FINANCIAL SUPPLEMENT

FOURTH QUARTER AND FULL YEAR 2008

(UNAUDITED)

Page
Consolidated Results:
Income Statement	1
Balance Sheet	2
Capital Ratios	2
Average Balance Sheet and Supplemental Average Balance Sheet Information	3-4
Net Interest Margin	5
Selected Income Statement Information, Net Securities Gains (Losses), and Trading Revenue	6
Loans	7-9
Loans Held for Sale	9
Allowances for Credit Losses and Net Unfunded Commitments	10
Nonperforming Assets	11-13
Business Segment Results:
Business Descriptions	14
Summary of Earnings and Revenue	15
Period-end Employees	15
Retail Banking	16-18
Corporate & Institutional Banking	19
Global Investment Servicing	20
Glossary of Terms	21-24

The information contained in this Financial Supplement is preliminary, unaudited and based on data available on February 3, 2009. We have reclassified certain prior period amounts included in this Financial Supplement to be consistent with the current period presentation. This information speaks only as of the particular date or dates included in the schedules. We do not undertake any obligation to, and disclaim any duty to, correct or update any of the information provided in this Financial Supplement. Our future financial performance is subject to risks and uncertainties as described in our United States Securities and Exchange Commission (“SEC”) filings.

National City Corporation Acquisition

On December 31, 2008, we acquired National City Corporation (“National City”) for approximately $6.1 billion. The total consideration included approximately $5.6 billion of PNC common stock, representing approximately 95 million shares, $150 million of preferred stock and $381 million of cash. Our Consolidated Balance Sheet as of December 31, 2008 and other consolidated PNC information presented as of that date in this Financial Supplement includes the impact of National City. All other disclosures, including the business segment tables on pages 15-20 (other than Period-end Employees on page 15), exclude any impact of National City. The assets and liabilities of National City were recorded at estimated fair value at December 31, 2008 and are subject to refinement as additional information as of that date becomes available.

Sterling Financial Corporation Acquisition

We completed our acquisition of Sterling Financial Corporation (“Sterling”) on April 4, 2008. PNC issued approximately 4.6 million shares of PNC common stock and paid approximately $224 million in cash as consideration for the acquisition. PNC converted the Sterling banking charter and financial and customer data onto PNC’s financial and operational systems during August 2008.

Hilliard Lyons Divestiture

On March 31, 2008, we completed the sale of J.J.B. Hilliard, W.L. Lyons, LLC (“Hilliard Lyons”), a Louisville, Kentucky-based wholly-owned subsidiary of PNC and a full-service brokerage and financial services provider, to Houchens Industries, Inc. We recognized an after-tax gain of $23 million in the first quarter of 2008 in connection with this divestiture. Information for the periods presented reflects the reclassification of results for Hilliard Lyons, including the gain on the sale of this business, from the Retail Banking business segment to “Other, including BlackRock.”

Yardville National Bancorp Acquisition

We completed our acquisition of Yardville National Bancorp (“Yardville”) on October 26, 2007. PNC issued approximately 3.4 million shares of PNC common stock and paid approximately $156 million in cash as consideration for the acquisition. PNC converted the Yardville banking charter and financial and customer data onto PNC’s financial and operational systems during March 2008.

THE PNC FINANCIAL SERVICES GROUP, INC.

Consolidated Income Statement (Unaudited)

	Year ended		Three months ended
	December 31	December 31	December 31	September 30	June 30	March 31	December 31
In millions, except per share data	2008	2007	2008	2008	2008	2008	2007
Interest Income
Loans	$4,138	$4,232	$993	$1,024	$1,050	$1,071	$1,123
Investment securities	1,746	1,429	476	447	419	404	398
Other	429	505	74	103	108	144	149

Total interest income	6,313	6,166	1,543	1,574	1,577	1,619	1,670

Interest Expense
Deposits	1,485	2,053	333	340	362	450	522
Borrowed funds	1,005	1,198	218	234	238	315	355

Total interest expense	2,490	3,251	551	574	600	765	877

Net interest income	3,823	2,915	992	1,000	977	854	793

Noninterest Income
Fund servicing	904	835	209	233	234	228	215
Asset management	686	784	97	180	197	212	225
Consumer services	623	692	151	153	149	170	179
Corporate services	704	713	157	198	185	164	180
Service charges on deposits	372	348	101	97	92	82	90
Net securities gains (losses)	(206)	(5)	(172)	(74)	(1)	41	(1)
Other	284	423	141	(133)	206	70	(54)

Total noninterest income	3,367	3,790	684	654	1,062	967	834

Total revenue	7,190	6,705	1,676	1,654	2,039	1,821	1,627
Provision for credit losses	1,517	315	990	190	186	151	188
Noninterest Expense
Personnel	2,154	2,140	494	569	547	544	553
Occupancy	368	350	94	89	90	95	95
Equipment	359	311	92	91	94	82	84
Marketing	125	115	31	38	34	22	29
Other	1,424	1,380	420	355	350	299	452

Total noninterest expense	4,430	4,296	1,131	1,142	1,115	1,042	1,213

Income (loss) before income taxes	1,243	2,094	(445)	322	738	628	226
Income taxes (benefit)	361	627	(197)	74	233	251	48

Net income (loss)	$882	$1,467	$(248)	$248	$505	$377	$178

Earnings (Loss) Per Common Share
Basic	$2.50	$4.43	$(.77)	$.72	$1.47	$1.11	$.53
Diluted	$2.46	$4.35	$(.77)	$.71	$1.45	$1.09	$.52

Average Common Shares Outstanding
Basic	344	331	348	345	344	339	338
Diluted	347	335	350	348	347	342	341

Efficiency	62%	64%	67%	69%	55%	57%	75%

Noninterest income to total revenue	47%	57%	41%	40%	52%	53%	51%

Effective tax rate (a)	29.0%	29.9%	44.3%	23.0%	31.6%	40.0%	21.2%

(a)	The higher effective tax rate for the fourth quarter of 2008 resulted from the net loss in that period. The higher effective tax rate for the first quarter of 2008 was due to taxes associated with the gain on the sale of Hilliard Lyons. The lower effective tax rates for the third quarter of 2008 and the fourth quarter of 2007 were primarily due to lower pretax income in relation to tax credits and earnings that are not subject to tax.

THE PNC FINANCIAL SERVICES GROUP, INC.

Consolidated Balance Sheet (Unaudited)

	December 31	September 30	June 30	March 31	December 31
In millions, except par value	2008(a)	2008	2008	2008	2007
Assets
Cash and due from banks	$4,471	$3,060	$3,525	$3,934	$3,567
Federal funds sold and resale agreements (includes $1,072, $1,007, $1,001, and $1,032 measured at fair value at December 31, 2008, September 30, 2008, June 30, 2008, and March 31, 2008) (b)	1,856	1,826	3,015	2,157	2,729
Trading securities	1,725	2,273	2,163	3,093	3,556
Other short-term investments	15,884	593	542	894	573
Loans held for sale (includes $3,225, $1,465, $1,604, and $2,068 measured at fair value at December 31, 2008, September 30, 2008, June 30, 2008, and March 31, 2008) (b)	4,366	1,922	2,288	2,516	3,927
Investment securities	43,473	31,031	31,032	28,581	30,225
Loans, net of unearned income of $1,462, $910, $934, $951, and $990	175,489	75,184	73,040	70,802	68,319
Allowance for loan and lease losses	(3,917)	(1,053)	(988)	(865)	(830)

Net loans	171,572	74,131	72,052	69,937	67,489
Goodwill	8,868	8,829	8,824	8,244	8,405
Equity investments	8,554	6,735	6,376	6,187	6,045
Other	30,312	15,210	12,954	14,448	12,404

Total assets	$291,081	$145,610	$142,771	$139,991	$138,920

Liabilities
Deposits
Noninterest-bearing	$37,148	$19,255	$19,869	$19,176	$19,440
Interest-bearing	155,717	65,729	64,820	61,234	63,256

Total deposits	192,865	84,984	84,689	80,410	82,696
Borrowed funds
Federal funds purchased and repurchase agreements	5,153	7,448	9,230	7,664	9,774
Federal Home Loan Bank borrowings	17,895	10,466	9,572	9,663	7,065
Bank notes and senior debt (includes $6, $11, and $11 measured at fair value at September 30, 2008, June 30, 2008, and March 31, 2008) (b)	10,957	5,792	5,804	6,842	6,821
Subordinated debt	11,208	5,192	5,169	5,402	4,506
Other	7,027	3,241	2,697	3,208	2,765

Total borrowed funds	52,240	32,139	32,472	32,779	30,931
Allowance for unfunded loan commitments and letters of credit	344	127	124	152	134
Accrued expenses	3,949	2,650	3,388	3,878	4,330
Other	14,035	9,422	4,981	6,341	4,321

Total liabilities	263,433	129,322	125,654	123,560	122,412

Minority and noncontrolling interests in consolidated entities	2,226	2,070	2,009	2,008	1,654

Shareholders’ Equity
Preferred stock (c)
Common stock - $5 par value Authorized 800 shares, issued 452, 357, 357, 353, and 353 shares	2,261	1,787	1,787	1,764	1,764
Capital surplus - preferred stock	7,918	493	492
Capital surplus - common stock and other	8,328	2,884	2,895	2,603	2,618
Retained earnings	11,461	11,959	11,940	11,664	11,497
Accumulated other comprehensive loss	(3,949)	(2,230)	(1,227)	(779)	(147)
Common stock held in treasury at cost: 9, 9, 11, 12, and 12 shares	(597)	(675)	(779)	(829)	(878)

Total shareholders’ equity	25,422	14,218	15,108	14,423	14,854

Total liabilities, minority and noncontrolling interests, and shareholders’ equity	$291,081	$145,610	$142,771	$139,991	$138,920

Capital Ratios (d)
Tier 1 risk-based	9.7%	8.2%	8.2%	7.7%	6.8%
Total risk-based	13.5	11.9	11.9	11.4	10.3
Leverage	17.6	7.2	7.3	6.8	6.2
Tangible common equity	2.8	3.6	4.3	4.7	4.7

(a)	Includes the impact of National City, which we acquired on December 31, 2008. In accordance with GAAP, the National City balances are reflected at fair value as of that date.
(b)	Amounts represent items for which the Corporation has elected the fair value option under SFAS 159.
(c)	Par value less than $.5 million at each date.
(d)	The ratios as of December 31, 2008 are estimated.

THE PNC FINANCIAL SERVICES GROUP, INC.

Average Consolidated Balance Sheet (Unaudited) (a)

	Year ended		Three months ended
In millions	December 31 2008	December 31 2007	December 31 2008	September 30 2008	June 30 2008	March 31 2008	December 31 2007
Assets
Interest-earning assets:
Investment securities
Securities available for sale
Residential mortgage-backed	$22,058	$19,163	$23,957	$22,924	$20,813	$20,506	$20,592
Commercial mortgage-backed	5,666	4,025	5,428	5,863	5,838	5,538	4,921
Asset-backed	3,126	2,394	2,768	3,522	3,363	2,849	2,704
U.S. Treasury and government agencies	50	293	32	32	47	90	155
State and municipal	764	227	1,070	798	773	411	306
Other debt	220	47	320	266	211	84	52
Corporate stocks and other	412	392	358	411	385	494	458

Total securities available for sale	32,296	26,541	33,933	33,816	31,430	29,972	29,188
Securities held to maturity	402		1,596

Total investment securities	32,698	26,541	35,529	33,816	31,430	29,972	29,188
Loans, net of unearned income
Commercial	30,962	25,509	32,786	31,070	30,825	29,147	27,528
Commercial real estate	9,368	7,671	9,582	9,560	9,340	8,986	8,919
Equipment lease financing	2,566	2,559	2,563	2,573	2,646	2,484	2,552
Consumer	20,526	17,718	21,645	20,984	20,558	18,897	18,150
Residential mortgage	9,017	8,564	8,597	8,875	9,193	9,411	9,605
Other	305	432	276	286	266	391	400

Total loans, net of unearned income	72,744	62,453	75,449	73,348	72,828	69,316	67,154
Loans held for sale	2,502	2,955	1,915	2,146	2,350	3,607	3,408
Federal funds sold and resale agreements	2,472	2,152	1,591	2,736	2,528	3,040	2,516
Other	4,068	3,909	3,135	3,700	4,068	5,384	4,926

Total interest-earning assets	114,484	98,010	117,619	115,746	113,204	111,319	107,192
Noninterest-earning assets:
Allowance for loan and lease losses	(962)	(690)	(1,084)	(1,012)	(900)	(852)	(749)
Cash and due from banks	2,705	3,018	2,293	2,779	2,725	3,027	3,089
Other	25,793	23,080	24,281	25,486	26,363	27,061	25,418

Total assets	$142,020	$123,418	$143,109	$142,999	$141,392	$140,555	$134,950

Supplemental Average Balance Sheet Information (Unaudited)

Trading Assets
Securities (b)	$2,387	$2,708	$905	$2,298	$2,471	$3,872	$3,486
Resale agreements (c)	1,794	1,133	1,228	1,937	1,731	2,129	1,320
Financial derivatives (d)	2,389	1,378	2,937	1,775	2,028	2,808	1,785
Loans at fair value (d)	83	166	54	74	92	114	148

Total trading assets	$6,653	$5,385	$5,124	$6,084	$6,322	$8,923	$6,739

(a)	The National City acquisition did not impact the Average Consolidated Balance Sheet for any of the periods presented.
(b)	Included in “Interest-earning assets-Other” above.
(c)	Included in “Federal funds sold and resale agreements” above.
(d)	Included in “Noninterest-earning assets-Other” above.

THE PNC FINANCIAL SERVICES GROUP, INC.

Average Consolidated Balance Sheet (Unaudited) (Continued) (a)

	Year ended		Three months ended
In millions	December 31 2008	December 31 2007	December 31 2008	September 30 2008	June 30 2008	March 31 2008	December 31 2007
Liabilities, Minority and Noncontrolling Interests, and Shareholders’ Equity
Interest-bearing liabilities:
Interest-bearing deposits
Money market	$27,625	$23,840	$29,450	$28,075	$27,543	$25,405	$24,697
Demand	9,947	9,259	10,252	9,958	9,997	9,580	9,587
Savings	2,714	2,687	2,668	2,751	2,813	2,625	2,662
Retail certificates of deposit	16,642	16,690	16,767	16,456	16,791	16,556	16,921
Other time	4,424	2,119	4,798	4,393	4,686	3,813	1,948
Time deposits in foreign offices	5,006	4,623	4,748	5,141	4,112	6,026	6,488

Total interest-bearing deposits	66,358	59,218	68,683	66,774	65,942	64,005	62,303
Borrowed funds
Federal funds purchased and repurchase agreements	7,228	7,983	5,979	7,870	6,887	8,178	8,107
Federal Home Loan Bank borrowings	9,303	2,168	9,710	9,660	9,602	8,233	6,339
Bank notes and senior debt	6,064	6,282	5,120	5,772	6,621	6,754	7,676
Subordinated debt	4,990	4,247	5,090	5,088	5,132	4,649	4,118
Other	3,737	2,344	4,087	3,758	2,854	4,247	2,353

Total borrowed funds	31,322	23,024	29,986	32,148	31,096	32,061	28,593

Total interest-bearing liabilities	97,680	82,242	98,669	98,922	97,038	96,066	90,896
Noninterest-bearing liabilities, minority and noncontrolling interests, and shareholders’ equity:
Demand and other noninterest-bearing deposits	18,155	17,587	18,809	18,193	18,045	17,564	18,472
Allowance for unfunded loan commitments and letters of credit	134	125	127	124	152	135	127
Accrued expenses and other liabilities	10,033	8,195	10,634	9,396	9,410	10,690	9,035
Minority and noncontrolling interests in consolidated entities	1,981	1,335	2,078	2,020	2,008	1,817	1,658
Shareholders’ equity	14,037	13,934	12,792	14,344	14,739	14,283	14,762

Total liabilities, minority and noncontrolling interests, and shareholders’ equity	$142,020	$123,418	$143,109	$142,999	$141,392	$140,555	$134,950

Supplemental Average Balance Sheet Information (Unaudited) (Continued)

Deposits and Common Shareholders’ Equity
Interest-bearing deposits	$66,358	$59,218	$68,683	$66,774	$65,942	$64,005	$62,303
Demand and other noninterest-bearing deposits	18,155	17,587	18,809	18,193	18,045	17,564	18,472

Total deposits	$84,513	$76,805	$87,492	$84,967	$83,987	$81,569	$80,775

Transaction deposits	$55,727	$50,686	$58,511	$56,226	$55,585	$52,549	$52,756

Common shareholders’ equity	$13,703	$13,927	$12,205	$13,838	$14,513	$14,276	$14,755

Trading Liabilities
Securities sold short (b)	$1,294	$1,657	$530	$1,370	$1,157	$2,127	$1,748
Repurchase agreements and other borrowings (c)	756	520	318	609	691	661	630
Financial derivatives (d)	2,423	1,384	2,954	1,806	2,051	2,856	1,772
Borrowings at fair value (d)	22	39	11	20	25	30	39

Total trading liabilities	$4,495	$3,600	$3,813	$3,805	$3,924	$5,674	$4,189

(a)	See note (a) on page 3.
(b)	Included in “Borrowed funds-Other” above.
(c)	Included in “Borrowed funds-Repurchase agreements” and “Borrowed funds-Other” above.
(d)	Included in “Accrued expenses and other liabilities” above.

THE PNC FINANCIAL SERVICES GROUP, INC.

Details of Net Interest Margin (Unaudited) (a) (b)

	Year ended		Three months ended
Net Interest Margin	December 31 2008	December 31 2007	December 31 2008	September 30 2008	June 30 2008	March 31 2008	December 31 2007
Average yields/rates
Yield on interest-earning assets
Loans	5.71%	6.80%	5.22%	5.53%	5.76%	6.18%	6.62%
Investment securities	5.36	5.39	5.39	5.32	5.35	5.41	5.46
Other	4.86	5.70	4.43	4.85	5.04	4.88	5.51
Total yield on interest-earning assets	5.55	6.32	5.22	5.42	5.59	5.83	6.19
Rate on interest-bearing liabilities
Deposits	2.24	3.47	1.92	2.02	2.20	2.82	3.31
Borrowed funds	3.21	5.20	2.86	2.85	3.04	3.89	4.88
Total rate on interest-bearing liabilities	2.55	3.95	2.21	2.29	2.47	3.17	3.81

Interest rate spread	3.00	2.37	3.01	3.13	3.12	2.66	2.38
Impact of noninterest-bearing sources	.37	.63	.36	.33	.35	.43	.58

Net interest margin	3.37%	3.00%	3.37%	3.46%	3.47%	3.09%	2.96%

(a)	The National City acquisition did not impact the net interest margin for any of the periods presented.
(b)	Calculated as annualized taxable-equivalent net interest income divided by average earning assets. The interest income earned on certain earning assets is completely or partially exempt from federal income tax. As such, these tax-exempt instruments typically yield lower returns than taxable investments. To provide more meaningful comparisons of yields and margins for all earning assets in calculating net interest margins, in this table we use net interest income on a taxable-equivalent basis by increasing the interest income earned on tax-exempt assets to make it fully equivalent to interest income earned on taxable investments. This adjustment is not permitted under GAAP in the Consolidated Income Statement. The taxable-equivalent adjustments to net interest income for the years ended December 31, 2008 and December 31, 2007 were $36 million and $27 million, respectively. The taxable-equivalent adjustments to net interest income for the three months ended December 31, 2008, September 30, 2008, June 30, 2008, March 31, 2008 and December 31, 2007 were $8 million, $9 million, $10 million, $9 million, and $7 million, respectively.

THE PNC FINANCIAL SERVICES GROUP, INC.

Selected Consolidated Income Statement Information, Net Securities Gains (Losses), and Trading Revenue (Unaudited)

SELECTED CONSOLIDATED INCOME STATEMENT INFORMATION

	Year ended		Three months ended
In millions	December 31 2008	December 31 2007	December 31 2008	September 30 2008	December 31 2007
OTHER NONINTEREST INCOME
BlackRock LTIP shares adjustment	$246	$(127)	$177	$(51)	$(128)
Gains (losses) on commercial mortgage loans held for sale, net of hedges	(197)	3	16	(75)	(19)
Gain on sale of Hilliard Lyons (a)	114
Visa redemption gain	95
Reversal of legal contingency reserve established in connection with an acquisition due to a settlement	61			61
Equity management gains (losses)	(24)	102	(16)	(24)	21

PROVISION FOR CREDIT LOSSES
Integration costs - National City (b)	504		504
Integration costs - other (b)	23	45			45

NONINTEREST EXPENSE
Integration costs - National City	71		71
Integration costs - other	51	102	10	14	35
Visa indemnification liability	(46)	82	(3)		82

(a)	The impact of the gain was $23 million after taxes.
(b)	Conforming provision for credit losses.

NET SECURITIES GAINS (LOSSES)

	Year ended		Three months ended
In millions	December 31 2008	December 31 2007	December 31 2008	September 30 2008	December 31 2007
Other-than-temporary impairment losses	$(312)	$(6)	$(174)	$(129)	$(6)
Net gains on sales of securities	106	1	2	55	5

Net securities gains (losses)	$(206)	$(5)	$(172)	$(74)	$(1)

TRADING REVENUE

	Year ended		Three months ended
In millions	December 31 2008	December 31 2007	December 31 2008	September 30 2008	December 31 2007
Net interest income	$72	$7	$14	$19	$7
Noninterest income	(55)	104	22	(54)	(10)

Total trading revenue	$17	$111	$36	$(35)	$(3)

Securities underwriting and trading (c)	$(17)	$41	$(14)	$(13)	$10
Foreign exchange	73	58	21	19	16
Financial derivatives	(39)	12	29	(41)	(29)

Total trading revenue	$17	$111	$36	$(35)	$(3)

(c)	Includes changes in fair value for certain loans accounted for at fair value.

THE PNC FINANCIAL SERVICES GROUP, INC.

Details of Loans (Unaudited)

	December 31	September 30	June 30	March 31	December 31
In millions	2008 (a)	2008	2008	2008	2007
Commercial
Retail/wholesale	$11,482	$6,223	$6,451	$6,343	$6,013
Manufacturing	13,263	5,793	5,438	5,279	4,814
Other service providers	9,038	4,037	3,793	3,677	3,639
Real estate related (b)	9,107	6,308	6,259	5,854	5,556
Financial services	5,194	1,730	1,585	1,521	1,419
Health care	3,201	1,683	1,685	1,630	1,464
Other	16,103	6,637	5,764	5,335	5,702

Total commercial	67,388	32,411	30,975	29,639	28,607

Commercial real estate
Real estate projects	17,049	6,622	6,539	6,448	6,114
Commercial mortgage	8,496	3,047	2,912	2,603	2,792

Total commercial real estate	25,545	9,669	9,451	9,051	8,906

Equipment lease financing	7,950	3,553	3,522	3,464	3,500

TOTAL COMMERCIAL LENDING	100,883	45,633	43,948	42,154	41,013

Consumer
Home equity
Lines of credit	24,039	7,619	7,280	6,893	6,811
Installment	14,251	7,273	7,455	7,422	7,636
Education	4,188	2,648	2,117	2,024	132
Automobile	1,667	1,606	1,590	1,533	1,513
Credit card and other unsecured lines of credit	3,163	511	474	441	462
Other	5,087	1,749	1,771	1,715	1,772

Total consumer	52,395	21,406	20,687	20,028	18,326

Residential real estate
Residential mortgage	18,772	8,356	8,604	8,821	9,046
Residential construction	2,994	401	443	478	511

Total residential real estate	21,766	8,757	9,047	9,299	9,557

TOTAL CONSUMER LENDING	74,161	30,163	29,734	29,327	27,883

Other	1,907	298	292	272	413
Unearned income	(1,462)	(910)	(934)	(951)	(990)

Total, net of unearned income	$175,489	$75,184	$73,040	$70,802	$68,319

(a)	Amounts at December 31, 2008 included $99.7 billion of loans related to National City.
(b)	Includes loans to customers in the real estate and construction industries.

THE PNC FINANCIAL SERVICES GROUP, INC.

National City Loan Portfolio Assessment (Unaudited)

Dollars in billions

SUMMARY	Recorded Dec. 31, 2008	Due Diligence Estimates
Total loans acquired (a)	$108.0	$113.4
Total life of loan losses		$19.9
Ongoing provision for credit losses		(2.9)

Total valuation reserves at closing (b)	$12.6	$17.0

Total valuation reserves percentage	11.7%	15.0%

The due diligence amounts were estimates at the time PNC announced the National City acquisition on October 24, 2008. These estimates were based on pre-announcement financial information as of August 31, 2008.

	December 31, 2008			Due Diligence Estimates
	Loans Acquired	Valuation Reserves	Reserves as % of Loans Acquired	Loans Acquired	Valuation Reserves	Reserves as % of Loans Acquired
Valuation Reserves By Loan Classification
Commercial / Commercial real estate	$56.5	$4.7	8.3%	$58.9	$6.0	10.2%
Consumer	31.4	3.5	11.1%	34.2	7.0	20.5%
Residential real estate	19.2	4.4	22.9%	18.2	3.9	21.4%
Other	.9			2.1	0.1	4.8%

Total (a)(b)	$108.0	$12.6	11.7%	$113.4	$17.0	15.0%

Valuation Reserves By Type
Impaired loans
Commercial / Commercial real estate	$4.0	$2.8	70.0%	$3.5	$2.2	62.9%
Consumer	5.8	1.3	22.4%	12.3	5.8	47.2%
Residential real estate	9.5	3.3	34.7%	6.7	3.0	44.8%

Total impaired loans (c)	19.3	7.4	38.3%	22.5	11.0	48.9%
Performing loans	88.7	5.2	5.9%	90.9	6.0	6.6%

Total (a)(b)	$108.0	$12.6	11.7%	$113.4	$17.0	15.0%

Valuation Reserves By Component
Fair value mark - impaired loans (b)(c)		$7.4			$11.0
Fair value mark - performing loans		2.4			2.1
National City reserve carryover on performing loans		2.2			2.1
Conforming provision for credit losses on performing loans (b)		0.6			1.8

Total (b)		$12.6			$17.0

The amounts in the table above represent credit impairment, market value and other adjustments reflected in purchase accounting.

Fair value mark - impaired loans	$7.4
Fair value mark - performing loans	2.4
Write-offs of loan premiums/discounts	(.4)

Total purchase accounting adjustment on National City loans	$9.4

(a)	National City sold $4.8 billion of loans subsequent to August 31, 2008. These sales were the primary reason for the decline in loans acquired.
(b)	National City recorded loan loss provisions of $3.3 billion and charged off $1.8 billion of loans, net of recoveries, in the third and fourth quarters of 2008. These activities, combined with more detailed reviews of the National City loan portfolio, reduced the resulting impairments and valuation reserves recorded at closing relative to those estimated during due diligence.
(c)	Approximately $4 billion or 7% of the National City commercial/commercial real estate portfolio, and approximately $15 billion or 30% of the National City consumer and residential mortgage portfolios were determined to be impaired at December 31, 2008.

THE PNC FINANCIAL SERVICES GROUP, INC.

Details of Core and Distressed Loan Portfolios (Unaudited)

December 31, 2008	Core	Distressed
In millions	Portfolio	Portfolio (a)	Total
Total commercial	$67,288	$100	$67,388
Commercial real estate
Real estate projects	12,765	4,284	17,049
Commercial mortgage	8,320	176	8,496

Total commercial real estate	21,085	4,460	25,545

Equipment lease financing	6,507	1,443	7,950

TOTAL COMMERCIAL LENDING	94,880	6,003	100,883

Consumer
Home equity
Lines of credit	18,679	5,360	24,039
Installment	10,599	3,652	14,251
Education	4,188		4,188
Automobile	1,667		1,667
Credit card and other unsecured lines of credit	3,163		3,163
Other	5,084	3	5,087

Total consumer	43,380	9,015	52,395

Residential real estate
Residential mortgage	9,339	9,433	18,772
Residential construction	1,307	1,687	2,994

Total residential real estate	10,646	11,120	21,766

TOTAL CONSUMER LENDING	54,026	20,135	74,161

Other	74	1,833	1,907

Unearned income	(959)	(503)	(1,462)

Total (b)	$148,021	$27,468	$175,489

(a)	Includes residential real estate development loans, cross border leases, brokered home equity loans and certain residential real estate loans. These loans require special servicing and management oversight given current market conditions. The majority of these loans were from the National City acquisition.
(b)	Amounts for core portfolio, distressed portfolio and total potfolio related to National City were $75.1 billion, $24.6 billion and $99.7 billion, respectively.

Details of Loans Held for Sale (Unaudited)

	December 31	September 30	June 30	March 31	December 31
In millions	2008 (c)	2008	2008	2008	2007
Commercial mortgage	$2,158	$1,505	$1,864	$2,268	$2,116
Residential mortgage	1,962	99	102	112	117
Education (d)					1,525
Other	246	318	322	136	169

Total	$4,366	$1,922	$2,288	$2,516	$3,927

(c)	Amounts at December 31, 2008 included $2.2 billion of loans held for sale related to National City.
(d)	During February 2008, substantially all education loans were transferred at lower of cost or market value from held for sale to the loan portfolio.

THE PNC FINANCIAL SERVICES GROUP, INC.

Allowances for Loan and Lease Losses and Unfunded Loan Commitments and Letters of Credit, and Net Unfunded Commitments (Unaudited)

Change in Allowance for Loan and Lease Losses

Three months ended - in millions	December 31 2008	September 30 2008	June 30 2008	March 31 2008	December 31 2007
Beginning balance	$1,053	$988	$865	$830	$717
Charge-offs:
Commercial	(109)	(51)	(71)	(70)	(60)
Commercial real estate	(70)	(60)	(24)	(11)	(12)
Equipment lease financing	(1)	1	(2)	(1)
Consumer	(43)	(39)	(33)	(28)	(24)
Residential real estate	(4)	(2)

Total charge-offs	(227)	(151)	(130)	(110)	(96)
Recoveries:
Commercial	13	21	11	8	10
Commercial real estate	3	4	3
Equipment lease financing			1
Consumer	4	4	3	4	3

Total recoveries	20	29	18	12	13
Net charge-offs:
Commercial	(96)	(30)	(60)	(62)	(50)
Commercial real estate	(67)	(56)	(21)	(11)	(12)
Equipment lease financing	(1)	1	(1)	(1)
Consumer	(39)	(35)	(30)	(24)	(21)
Residential real estate	(4)	(2)

Total net charge-offs	(207)	(122)	(112)	(98)	(83)
Provision for credit losses (a)	990	190	186	151	188
Acquired allowance (b)	2,224		20		15
Net change in allowance for unfunded loan commitments and letters of credit (c)	(143)	(3)	29	(18)	(7)

Ending balance	$3,917	$1,053	$988	$865	$830

Supplemental Information
Net charge-offs to average loans (For the three months ended)	1.09%	.66%	.62%	.57%	.49%
Allowance for loan and lease losses to total loans	2.23	1.40	1.35	1.22	1.21

Total commercial lending net charge-offs	$(164)	$(85)	$(82)	$(74)	$(62)
Total consumer lending net charge-offs	(43)	(37)	(30)	(24)	(21)

Total net charge-offs	$(207)	$(122)	$(112)	$(98)	$(83)

Net charge-offs to average loans
Total commercial lending	1.45%	.78%	.77%	.73%	.63%
Total consumer lending	.57	.49	.41	.34	.30

(a)	Amounts include integration costs (conforming provision for credit losses) as follows: fourth quarter of 2008 - $504 million related to National City; second quarter of 2008 - $23 million related to Sterling; and fourth quarter of 2007 - $45 million related to Yardville.
(b)	Fourth quarter of 2008 - National City; second quarter of 2008 - Sterling; fourth quarter of 2007 - Yardville.
(c)	Fourth quarter of 2008 includes $154 million related to the National City conforming provision for credit losses.

Change in Allowance for Unfunded Loan Commitments and Letters of Credit

Three months ended - in millions	December 31 2008	September 30 2008	June 30 2008	March 31 2008	December 31 2007
Beginning balance	$127	$124	$152	$134	$127
Acquired allowance - National City and Sterling	74		1
Net change in allowance for unfunded loan commitments and letters of credit	143	3	(29)	18	7

Ending balance	$344	$127	$124	$152	$134

Net Unfunded Commitments In millions	December 31 2008 (d)	September 30 2008	June 30 2008	March 31 2008	December 31 2007
Net unfunded commitments	$104,029	$57,094	$51,558	$52,426	$53,347

(d)	Amount at December 31, 2008 included $53 billion of net unfunded commitments related to National City.

THE PNC FINANCIAL SERVICES GROUP, INC.

Details of Nonperforming Assets (Unaudited)

Nonperforming Assets by Type

In millions	December 31 2008 (a)	September 30 2008	June 30 2008	March 31 2008	December 31 2007
Nonaccrual loans
Commercial
Retail/wholesale	$88	$72	$58	$32	$39
Manufacturing	141	45	34	47	35
Other service providers	114	76	66	68	48
Real estate related (b)	151	92	70	63	45
Financial services	23	15	10	16	15
Health care	37	8	7	4	4
Other	22	5	8	8	7

Total commercial	576	313	253	238	193

Commercial real estate
Real estate projects	659	391	330	251	184
Commercial mortgage	107	49	35	22	28

Total commercial real estate	766	440	365	273	212

Equipment lease financing	97	3	4	3	3

TOTAL COMMERCIAL LENDING	1,439	756	622	514	408

Consumer
Home equity	66	22	21	18	16
Other	4	3	3	1	1

Total consumer	70	25	24	19	17

Residential real estate
Residential mortgage	139	60	48	37	26
Residential construction	14		1	1	1

Total residential real estate	153	60	49	38	27

TOTAL CONSUMER LENDING	223	85	73	57	44

Total nonaccrual loans	1,662	841	695	571	452
Restructured loans				2	2

Total nonperforming loans	1,662	841	695	573	454
Foreclosed and other assets
Commercial lending	34	5	8	19	23
Consumer	11	10	11	10	8
Residential real estate	458	19	19	13	10

Total foreclosed and other assets	503	34	38	42	41

Total nonperforming assets (c) (d)	$2,165	$875	$733	$615	$495

Nonperforming loans to total loans	.95%	1.12%	.95%	.81%	.66%
Nonperforming assets to total loans and foreclosed assets	1.23	1.16	1.00	.87	.72
Nonperforming assets to total assets	.74	.60	.51	.44	.36
Allowance for loan and lease losses to nonperforming loans (e)	236	125	142	151	183

(a)    Amounts at December 31, 2008 include $722 million of nonperforming assets related to National City. See (a) on page 13.

(b)    Includes loans related to customers in the real estate and construction industries.

(c) Excludes equity management assets carried at estimated fair value:	$26	$34	$44	$5	$4
(d) Excludes loans held for sale carried at lower of cost or market value (amounts include troubled debt restructured assets of $5 million, $7 million, $20 million, and $21 million at December 31, 2008, September 30, 2008, June 30, 2008, and March 31, 2008, respectively).	$78	$39	$59	$35	$25
(e) The PNC legacy ratio was 95% at December 31, 2008, calculated as follows, in millions:
PNC consolidated allowance for loan and lease losses	$3,917
Less: National City acquired allowance	2,224
Less: Conforming provision for credit losses	504
Add: National City amount transferred to allowance for unfunded loan commitments and letters of credit	154

PNC legacy allowance for loan and lease losses	$1,343

PNC consolidated nonperforming loans	$1,662
Less: National City nonperforming loans	250

PNC legacy nonperforming loans	$1,412

THE PNC FINANCIAL SERVICES GROUP, INC.

Details of Nonperforming Assets (Unaudited) (Continued)

Nonperforming Loans - Core and Distressed Loan Portfolios

December 31, 2008 In millions	Core Portfolio	Distressed Portfolio (a)	Total Nonperforming Loans
Total commercial	$576		$576
Commercial real estate
Real estate projects	214	445	659
Commercial mortgage	107		107

Total commercial real estate	321	445	766

Equipment lease financing	97		97

TOTAL COMMERCIAL LENDING	994	445	1,439

Consumer
Home equity	37	29	66
Other	4		4

Total consumer	41	29	70

Residential real estate
Residential mortgage	89	50	139
Residential construction	1	13	14

Total residential real estate	90	63	153

TOTAL CONSUMER LENDING	131	92	223

Total nonperforming loans (b)	$1,125	$537	$1,662

(a)	See note (a) on page 9.
(b)	Amounts for core portfolio, distressed portfolio and total nonperforming loans related to National City were $147 million, $103 million, and $250 million, respectively.

THE PNC FINANCIAL SERVICES GROUP, INC.

Details of Nonperforming Assets (Unaudited) (Continued)

Change in Nonperforming Assets

In millions	Year ended
January 1, 2008	$495
National City acquisition (a)	722
Sterling acquisition	9
Transferred in	1,981
Charge-offs/valuation adjustments	(491)
Principal activity including payoffs	(381)
Returned to performing	(127)
Asset sales	(43)

December 31, 2008	$2,165

(a)	Nonperforming assets added with the National City acquisition exclude those loans that we impaired in accordance with AICPA Statement of Position 03-3, Accounting for Certain Loans or Debt Securities Acquired in a Transfer. We recorded such loans at estimated fair value and considered them to be performing, even if contractually past due, since certain purchase accounting adjustments will be accreted to interest income over time. The accretion will represent the difference between the expected cash flows and estimated fair value of the loans. This accounting treatment resulted in the return to performing status of $3.2 billion of loans previously classified as nonperforming by National City. The purchase accounting adjustments were estimated as of December 31, 2008 and such estimates may be refined during the first quarter of 2009.

Largest Individual Nonperforming Assets at December 31, 2008 (b)

In millions
Ranking	Outstandings	Industry
1	$36	Manufacturing
2	33	Manufacturing
3	25	Construction
4	21	Manufacturing
5	20	Real Estate
6	19	Construction
7	14	Construction
8	14	Construction
9	14	Construction
10	14	Construction

Total	$210

As a percent of total nonperforming assets	10%

(b)	Amounts shown are not net of related allowance for loan and lease losses, if applicable.

THE PNC FINANCIAL SERVICES GROUP, INC.

Business Descriptions (Unaudited)

Retail Banking provides deposit, lending, brokerage, trust, investment management, residential mortgage banking, and cash management services to over 6 million consumer and small business customers within our primary geographic markets. Our customers are serviced through 2,589 offices in our branch network, including National City offices, the call center and the Internet. The branch network is located primarily in Pennsylvania, New Jersey, Washington, DC, Maryland, Virginia, Delaware, Ohio, Kentucky, Indiana, Illinois, Michigan, Missouri, Florida, and Wisconsin.

Retail Banking also serves as investment manager and trustee for employee benefit plans and charitable and endowment assets and provides nondiscretionary defined contribution plan services. These services are provided to individuals and corporations mainly within our primary geographic markets.

Corporate & Institutional Banking provides lending, treasury management, and capital markets-related products and services to mid-sized corporations, government entities, and selectively to large corporations. Lending products include secured and unsecured loans, letters of credit and equipment leases. Treasury management services include cash and investment management, receivables management, disbursement services, funds transfer services, information reporting, and global trade services. Capital markets-related products and services include foreign exchange, derivatives, loan syndications, mergers and acquisitions advisory and related services to middle-market companies, securities underwriting, and securities sales and trading. Corporate & Institutional Banking also provides commercial loan servicing, real estate advisory and technology solutions for the commercial real estate finance industry. Corporate & Institutional Banking provides products and services generally within our primary geographic markets, with certain products and services provided nationally.

Global Investment Servicing, formerly PFPC, is a leading full service provider of processing, technology and business solutions for the global investment industry. Securities services include custody, securities lending, and accounting and administration for funds registered under the 1940 Act and alternative investments. Investor services include transfer agency, subaccounting, and distribution. Financial advisor services include managed accounts and information management. This business segment serviced $2.0 trillion in total assets and 72 million shareholder accounts as of December 31, 2008 both domestically and internationally from locations in Ireland, Poland and Luxembourg.

BlackRock is one of the largest publicly traded investment management firms in the United States with $1.307 trillion of assets under management at December 31, 2008. BlackRock manages assets on behalf of institutional and individual investors worldwide through a variety of fixed income, cash management, equity and balanced and alternative investment separate accounts and funds. In addition, BlackRock provides risk management, investment system outsourcing and financial advisory services globally to institutional investors. At December 31, 2008, PNC’s ownership interest in BlackRock was approximately 33%.

THE PNC FINANCIAL SERVICES GROUP, INC.

Summary of Business Segment Earnings and Revenue (Unaudited) (a) (b)

	Year ended		Three months ended
In millions	December 31 2008	December 31 2007	December 31 2008	September 30 2008	June 30 2008	March 31 2008	December 31 2007
Earnings
Retail Banking (c)	$429	$876	$15	$79	$140	$195	$211
Corporate & Institutional Banking	225	432	17	72	134	2	91
Global Investment Servicing (formerly, PFPC)	122	128	25	34	33	30	32
Other, including BlackRock (c) (e) (f)	106	31	(305)	63	198	150	(156)

Total consolidated net income (loss)	$882	$1,467	$(248)	$248	$505	$377	$178

Revenue (a)
Retail Banking (c)	$3,608	$3,580	$878	$882	$889	$959	$943
Corporate & Institutional Banking	1,531	1,538	445	362	482	242	399
Global Investment Servicing (d)	916	831	214	237	237	228	214
Other, including BlackRock (c) (e) (f)	1,135	756	139	173	431	392	71

Total consolidated revenue	$7,190	$6,705	$1,676	$1,654	$2,039	$1,821	$1,627

(a)	Our business information is presented based on our management accounting practices and our management structure at year-end 2008. We refine our methodologies from time to time as our management accounting practices are enhanced and our businesses and management structure change.
(b)	We consider BlackRock to be a separate reportable business segment but have combined its results with Other for this presentation. Our Annual Report on Form 10-K for the year ended December 31, 2008 will provide additional business segment disclosures for BlackRock.
(c)	Information for the periods presented reflects the reclassification of results for Hilliard Lyons, which we sold March 31, 2008, including the gain on its sale, from Retail Banking to “Other, including BlackRock.”
(d)	Global Investment Servicing revenue represents the sum of servicing revenue and nonoperating income (expense) less debt financing costs.
(e)	Includes earnings and gains or losses related to PNC’s equity interest in BlackRock and those related to Hilliard Lyons prior to its sale, integration costs, asset and liability management activities including net securities gains or losses and certain trading activities, equity management activities, differences between business segment performance reporting and financial statement reporting under generally accepted accounting principles (GAAP), corporate overhead and intercompany eliminations.
(f)	The $504 million conforming provision for credit losses related to the National City acquisition was included in this business segment for the fourth quarter and full year 2008.

Period-end Employees	December 31 2008	September 30 2008	June 30 2008	March 31 2008	December 31 2007
PNC legacy full-time employees
Retail Banking	11,481	11,347	11,671	11,014	11,022
Corporate & Institutional Banking	2,294	2,305	2,310	2,218	2,290
Global Investment Servicing	4,934	4,969	4,946	4,865	4,784
Other
Operations & Technology	4,491	4,452	4,572	4,394	4,379
Staff Services and other	2,113	2,150	2,168	2,001	3,005

Total Other	6,604	6,602	6,740	6,395	7,384

Total full-time employees	25,313	25,223	25,667	24,492	25,480
PNC legacy part-time employees	2,908	2,906	2,938	2,843	2,840
Total National City legacy employees	31,374

Total	59,595	28,129	28,605	27,335	28,320

The period-end employee statistics disclosed for each PNC legacy business reflect staff directly employed by the respective business and exclude operations, technology and staff services employees. Sterling legacy employees are included in the Retail Banking, Corporate & Institutional Banking and Other businesses at December 31, 2008, September 30, 2008 and June 30, 2008. Statistics at December 31, 2007 reflect the reclassification of Hilliard Lyons employees from Retail Banking to Staff Services and other. As we acquired National City effective December 31, 2008, National City’s legacy employees are included in the aggregate and not under PNC legacy or by business segment.

THE PNC FINANCIAL SERVICES GROUP, INC.

Retail Banking (Unaudited) (a)

	Year ended		Three months ended
Dollars in millions	December 31 2008	December 31 2007	December 31 2008	September 30 2008	June 30 2008	March 31 2008	December 31 2007
INCOME STATEMENT
Net interest income	$1,992	$2,062	$502	$493	$499	$498	$542
Noninterest income	1,616	1,518	376	389	390	461	401

Total revenue	3,608	3,580	878	882	889	959	943
Provision for credit losses	612	138	262	156	90	104	70
Noninterest expense	2,284	2,045	584	593	569	538	537

Pretax earnings	712	1,397	32	133	230	317	336
Income taxes	283	521	17	54	90	122	125

Earnings	$429	$876	$15	$79	$140	$195	$211

AVERAGE BALANCE SHEET
Loans
Consumer
Home equity	$14,678	$14,209	$14,930	$14,780	$14,635	$14,366	$14,417
Indirect	2,050	1,897	2,070	2,034	2,071	2,026	2,031
Education	2,012	110	2,756	2,348	2,087	844	108
Other consumer	1,761	1,487	1,869	1,799	1,736	1,636	1,580

Total consumer	20,501	17,703	21,625	20,961	20,529	18,872	18,136
Commercial and commercial real estate (b)	14,677	12,534	14,395	14,750	15,175	14,393	14,020
Floor plan	997	978	999	923	1,045	1,020	983
Residential mortgage	2,362	1,992	2,227	2,339	2,443	2,440	2,500
Other	67	70	69	66	67	65	69

Total loans	38,604	33,277	39,315	39,039	39,259	36,790	35,708
Goodwill and other intangible assets	6,132	4,920	6,273	6,287	6,158	5,806	5,651
Loans held for sale	329	1,564	66	68	57	1,131	1,572
Other assets	1,513	2,182	1,378	1,550	1,465	1,661	2,316

Total assets	$46,578	$41,943	$47,032	$46,944	$46,939	$45,388	$45,247

Deposits
Noninterest-bearing demand (c)	$10,860	$10,513	$11,000	$11,155	$10,824	$10,458	$10,967
Interest-bearing demand	9,583	8,876	9,871	9,582	9,641	9,237	9,173
Money market	19,677	16,786	21,548	20,055	19,346	17,732	17,328

Total transaction deposits	40,120	36,175	42,419	40,792	39,811	37,427	37,468
Savings	2,701	2,678	2,655	2,739	2,800	2,609	2,651
Certificates of deposit	16,397	16,637	16,520	16,302	16,445	16,321	16,768

Total deposits	59,218	55,490	61,594	59,833	59,056	56,357	56,887
Other liabilities	329	417	273	377	318	348	382
Capital	3,773	3,481	3,909	3,789	3,833	3,560	3,548

Total funds	$63,320	$59,388	$65,776	$63,999	$63,207	$60,265	$60,817

PERFORMANCE RATIOS
Return on average capital	11%	25%	2%	8%	15%	22%	24%
Noninterest income to total revenue	45	42	43	44	44	48	43
Efficiency	63	57	67	67	64	56	57

(a)	See notes (a) and (c) on page 15. PNC’s acquisition of National City effective December 31, 2008 did not impact Retail Banking for any of the periods presented. Information for all periods presented excludes the impact of Hilliard Lyons, which was sold on March 31, 2008, including the gain on its sale.
(b)	Average balance for the third quarter of 2008 reflects a transfer of approximately $400 million of loans, or $225 million on average, to the Corporate & Institutional Banking business segment.
(c)	Average balance for the first quarter of 2008 reflects a transfer of $140 million to the Corporate & Institutional Banking business segment.

THE PNC FINANCIAL SERVICES GROUP, INC.

Retail Banking (Unaudited) (Continued)

	Year ended		Three months ended
	December 31 2008	December 31 2007	December 31 2008	September 30 2008	June 30 2008	March 31 2008	December 31 2007
Dollars in millions except as noted
OTHER INFORMATION (a) (b)
Credit-related statistics:
Commercial nonperforming assets			$540	$373	$304	$217	$187
Consumer nonperforming assets			79	58	49	42	38

Total nonperforming assets			$619	$431	$353	$259	$225

Commercial net charge-offs	$239	$71	$87	$46	$45	$61	$24
Consumer net charge-offs	129	60	40	35	31	23	21

Total net charge-offs (c)	$368	$131	$127	$81	$76	$84	$45

Commercial annualized net charge-off ratio	1.52%	.52%	2.24%	1.16%	1.11%	1.59%	.63%
Consumer annualized net charge-off ratio	.56%	.30%	.67%	.60%	.54%	.43%	.40%
Total annualized net charge-off ratio (c)	.95%	.39%	1.29%	.83%	.78%	.92%	.50%

Other statistics:
Full-time employees			11,481	11,347	11,671	11,014	11,022
Part-time employees			2,363	2,358	2,371	2,322	2,298
ATMs			4,041	4,018	4,015	3,903	3,900
Branches (d)			1,148	1,142	1,153	1,096	1,109

ASSETS UNDER ADMINISTRATION (in billions) (e)
Assets under management
Personal			$38	$44	$46	$46	$49
Institutional			19	20	21	20	20

Total			$57	$64	$67	$66	$69

Asset Type
Equity			$26	$34	$36	$36	$40
Fixed income			19	18	18	17	17
Liquidity/Other			12	12	13	13	12

Total			$57	$64	$67	$66	$69

Nondiscretionary assets under administration
Personal			$23	$28	$29	$30	$30
Institutional			64	77	81	80	82

Total			$87	$105	$110	$110	$112

Asset Type
Equity			$34	$43	$47	$46	$49
Fixed income			19	25	26	26	27
Liquidity/Other			34	37	37	38	36

Total			$87	$105	$110	$110	$112

(a)	Presented as of period-end, except for net charge-offs and annualized net charge-off ratios, which are for the three months and year ended. Information for all periods presented excludes the impact of National City, which PNC acquired effective December 31, 2008, and Hilliard Lyons, which was sold on March 31, 2008.
(b)	Amounts subsequent to April 4, 2008 include the impact of Sterling.
(c)	Increase in the first quarter of 2008 related to the impact of aligning small business and consumer loan charge-off policies.
(d)	Excludes certain satellite branches that provide limited products and service hours.
(e)	Excludes brokerage account assets.

THE PNC FINANCIAL SERVICES GROUP, INC.

Retail Banking (Unaudited) (Continued)

Dollars in millions except as noted	December 31 2008	September 30 2008	June 30 2008 (b)	March 31 2008	December 31 2007 (b)
OTHER INFORMATION (a) (b)
Home equity portfolio credit statistics:
% of first lien positions (c)	38%	39%	39%	39%	39%
Weighted average loan-to-value ratios (c)	73%	73%	72%	72%	73%
Weighted average FICO scores (d)	727	727	726	725	727
Annualized net charge-off ratio (e)	.62%	.58%	.53%	.35%	.26%
Loans 90 days past due	.58%	.46%	.46%	.42%	.37%
Checking-related statistics:
Retail Banking checking relationships	2,432,000	2,431,000	2,328,000	2,305,000	2,272,000
Consumer DDA households using online banking	1,238,000	1,213,000	1,157,000	1,128,000	1,091,000
% of consumer DDA households using online banking	57%	56%	56%	55%	54%
Consumer DDA households using online bill payment	882,000	841,000	768,000	723,000	667,000
% of consumer DDA households using online bill payment	41%	39%	37%	35%	33%
Small business loans and managed deposits:
Small business loans (f)	$13,483	$13,656	$13,582	$13,778	$13,049
Managed deposits:
On-balance sheet
Noninterest-bearing demand (g)	$8,319	$6,106	$6,043	$5,946	$5,994
Interest-bearing demand	2,157	2,270	1,851	1,911	1,873
Money market	3,638	3,912	3,349	3,398	3,152
Certificates of deposit	880	1,077	879	1,030	1,068
Off-balance sheet (h)
Small business sweep checking	3,140	3,124	2,958	2,976	2,780

Total managed deposits	$18,134	$16,489	$15,080	$15,261	$14,867

Brokerage statistics:
Financial consultants (i)	414	402	394	387	364
Full service brokerage offices	23	23	24	24	24
Brokerage account assets (billions)	$15	$16	$18	$18	$19

(a)	Presented as of period-end, except for the annualized net charge-off ratio, which is for the three months ended. Information for all periods presented excludes the impact of National City, which PNC acquired effective December 31, 2008, and Hilliard Lyons, which was sold on March 31, 2008.
(b)	This information excludes the impact of acquisitions between PNC’s acquisition date and the date of conversion of the acquired companies’ data onto PNC’s financial and operational systems because such information was not available prior to the conversion date. Therefore, information presented above as of December 31, 2007 (except “Brokerage statistics”) excludes the impact of Yardville, which PNC acquired effective October 26, 2007 and converted during March 2008. Also, information presented above as of June 30, 2008 (except “Brokerage statistics”) excludes the impact of Sterling, which PNC acquired effective April 4, 2008 and converted during August 2008.
(c)	Includes loans from acquired portfolios for which lien position and loan-to-value information was limited.
(d)	Represents the most recent FICO scores we have on file.
(e)	The full year 2008 and 2007 home equity annualized net charge-off ratio was .52% and .20%, respectively.
(f)	See note (b) on page 16.
(g)	The increase at December 31, 2008 compared with September 30, 2008 reflected large customer deposit activity in the last few days of December 2008. The balance at March 31, 2008 reflected a transfer of $140 million to the Corporate & Institutional Banking business segment.
(h)	Represents small business balances. These balances are swept into liquidity products managed by other PNC business segments, the majority of which are off-balance sheet.
(i)	Financial consultants provide services in full service brokerage offices and PNC traditional branches.

THE PNC FINANCIAL SERVICES GROUP, INC.

Corporate & Institutional Banking (Unaudited) (a)

	Year ended		Three months ended
Dollars in millions except as noted	December 31 2008	December 31 2007	December 31 2008	September 30 2008	June 30 2008	March 31 2008	December 31 2007
INCOME STATEMENT
Net interest income	$1,037	$818	$292	$254	$250	$241	$237
Noninterest income
Corporate service fees	545	564	118	159	145	123	137
Other	(51)	156	35	(51)	87	(122)	25

Noninterest income	494	720	153	108	232	1	162

Total revenue	1,531	1,538	445	362	482	242	399
Provision for credit losses	366	125	214	31	72	49	69
Noninterest expense	882	818	221	236	210	215	222

Pretax earnings (loss)	283	595	10	95	200	(22)	108
Income taxes (benefit)	58	163	(7)	23	66	(24)	17

Earnings	$225	$432	$17	$72	$134	$2	$91

AVERAGE BALANCE SHEET
Loans
Corporate (b)	$12,485	$9,930	$14,074	$12,635	$11,879	$11,333	$10,747
Commercial real estate (c)	5,631	4,408	6,043	5,828	5,501	5,146	4,938
Commercial - real estate related	3,022	2,390	3,233	3,015	2,939	2,902	2,637
Asset-based lending	5,274	4,595	5,556	5,321	5,241	4,974	4,748

Total loans (b)	26,412	21,323	28,906	26,799	25,560	24,355	23,070
Goodwill and other intangible assets	2,247	1,919	2,298	2,260	2,239	2,191	2,232
Loans held for sale	2,053	1,319	1,698	1,897	2,204	2,418	1,781
Other assets	6,282	4,491	7,025	5,930	5,889	6,281	4,641

Total assets	$36,994	$29,052	$39,927	$36,886	$35,892	$35,245	$31,724

Deposits
Noninterest-bearing demand	$7,598	$7,301	$8,013	$7,502	$7,393	$7,481	$7,851
Money market	5,216	4,784	5,268	5,268	5,301	5,026	4,995
Other	2,286	1,325	2,595	2,323	2,195	2,029	1,818

Total deposits	15,100	13,410	15,876	15,093	14,889	14,536	14,664
Other liabilities	5,479	3,347	6,200	5,128	4,905	5,679	4,452
Capital	2,616	2,152	2,858	2,705	2,436	2,462	2,357

Total funds	$23,195	$18,909	$24,934	$22,926	$22,230	$22,677	$21,473

PERFORMANCE RATIOS
Return on average capital	9%	20%	2%	11%	22%		15%
Noninterest income to total revenue	32	47	34	30	48		41
Efficiency	58	53	50	65	44	89%	56

COMMERCIAL MORTGAGE SERVICING PORTFOLIO (in billions)
Beginning of period	$243	$200	$247	$248	$244	$243	$244
Acquisitions/additions	31	88	7	7	11	5	8
Repayments/transfers	(25)	(45)	(5)	(8)	(7)	(4)	(9)

End of period	$249	$243	$249	$247	$248	$244	$243

OTHER INFORMATION
Consolidated revenue from: (d)
Treasury Management	$545	$476	$142	$137	$133	$133	$131
Capital Markets	$336	$290	$76	$80	$104	$76	$74
Commercial mortgage securitizations and valuations (e)	$(115)	$19	$35	$(56)	$49	$(143)	$(12)
Commercial mortgage loan servicing (f)	180	233	19	55	56	49	58

Commercial mortgage banking activities	$65	$252	$54	$(1)	$105	$(94)	$46
Total loans (g)			$28,996	$28,232	$26,075	$24,981	$23,861
Nonperforming assets (g)			$749	$391	$329	$317	$243
Net charge-offs	$168	$70	$79	$39	$35	$15	$39
Full-time employees (g)			2,294	2,305	2,310	2,218	2,290
Net carrying amount of commercial mortgage servicing rights (g)			$654	$698	$681	$678	$694

(a)	See note (a) on page 15. Information for all periods presented excludes the impact of National City, which PNC acquired effective December 31, 2008.
(b)	Includes lease financing.
(c)	Average balance for the third quarter of 2008 reflects a transfer of approximately $400 million of loans, or $225 million on average, from the Retail Banking business segment.
(d)	Represents consolidated PNC amounts.
(e)	Includes valuations on commercial mortgage loans held for sale and related commitments, derivative valuations, origination fees, gains on sale of loans held for sale and net interest income on loans held for sale.
(f)	Includes net interest income and noninterest income from loan servicing and ancillary services.
(g)	Presented as of period end.

THE PNC FINANCIAL SERVICES GROUP, INC.

Global Investment Servicing (Unaudited) (a)

	Year ended		Three months ended
Dollars in millions except as noted	December 31 2008	December 31 2007	December 31 2008	September 30 2008	June 30 2008	March 31 2008	December 31 2007
INCOME STATEMENT
Servicing revenue (b)	$947	$863	$222	$243	$244	$238	$223
Operating expense (b)	728	637	174	187	186	181	167

Operating income	219	226	48	56	58	57	56
Debt financing	34	38	8	7	8	11	10
Nonoperating income (c)	3	6		1	1	1	1

Pretax earnings	188	194	40	50	51	47	47
Income taxes	66	66	15	16	18	17	15

Earnings	$122	$128	$25	$34	$33	$30	$32

PERIOD-END BALANCE SHEET
Goodwill and other intangible assets			$1,301	$1,306	$1,305	$1,311	$1,315
Other assets			3,977	3,195	1,301	1,388	1,161

Total assets			$5,278	$4,501	$2,606	$2,699	$2,476

Debt financing			$850	$885	$935	$986	$989
Other liabilities			3,737	2,927	1,005	1,070	865
Shareholder’s equity			691	689	666	643	622

Total funds			$5,278	$4,501	$2,606	$2,699	$2,476

PERFORMANCE RATIOS
Return on average equity	18%	23%	14%	20%	20%	19%	21%
Operating margin (d)	23	26	22	23	24	24	25

SERVICING STATISTICS (at period end)
Accounting/administration net fund assets (in billions)(e)
Domestic			$764	$806	$862	$875	$869
Offshore			75	101	126	125	121

Total			$839	$907	$988	$1,000	$990

Asset type (in billions)(e)
Money market			$431	$387	$400	$413	$373
Equity			227	308	358	358	390
Fixed income			103	116	126	128	123
Other			78	96	104	101	104

Total			$839	$907	$988	$1,000	$990

Custody fund assets (in billions)			$379	$415	$471	$476	$500

Shareholder accounts (in millions)
Transfer agency			14	17	19	19	19
Subaccounting			58	56	55	57	53

Total			72	73	74	76	72

OTHER INFORMATION
Period-end full-time employees			4,934	4,969	4,946	4,865	4,784

(a)	See note (a) on page 15.
(b)	Certain out-of-pocket expense items which are then client billable are included in both servicing revenue and operating expense above, but offset each other entirely and therefore have no net effect on operating income. Distribution revenue and expenses which relate to 12b-1 fees that are received from certain fund clients for the payment of marketing, sales and service expenses also entirely offset each other, but are netted for presentation purposes above.
(c)	Net of nonoperating expense.
(d)	Total operating income divided by servicing revenue.
(e)	Includes alternative investment net assets serviced.

THE PNC FINANCIAL SERVICES GROUP, INC.

Glossary of Terms

Accounting/administration net fund assets - Net domestic and foreign fund investment assets for which we provide accounting and administration services. We do not include these assets on our Consolidated Balance Sheet.

Adjusted average total assets - Primarily comprised of total average quarterly (or annual) assets plus (less) unrealized losses (gains) on investment securities, less goodwill and certain other intangible assets (net of eligible deferred taxes).

Annualized - Adjusted to reflect a full year of activity.

Assets under management - Assets over which we have sole or shared investment authority for our customers/clients. We do not include these assets on our Consolidated Balance Sheet.

Basis point - One hundredth of a percentage point.

Charge-off - Process of removing a loan or portion of a loan from our balance sheet because it is considered uncollectible. We also record a charge-off when a loan is transferred to held for sale by reducing the carrying amount by the allowance for loan losses associated with such loan or, if the market value is less than its carrying amount, by the amount of that difference.

Common shareholders’ equity to total assets - Common shareholders’ equity divided by total assets. Common shareholders’ equity equals total shareholders’ equity less the liquidation value of preferred stock.

Credit spread - The difference in yield between debt issues of similar maturity. The excess of yield attributable to credit spread is often used as a measure of relative creditworthiness, with a reduction in the credit spread reflecting an improvement in the borrower’s perceived creditworthiness.

Custody assets - Investment assets held on behalf of clients under safekeeping arrangements. We do not include these assets on our Consolidated Balance Sheet. Investment assets held in custody at other institutions on our behalf are included in the appropriate asset categories on the Consolidated Balance Sheet as if physically held by us.

Derivatives - Financial contracts whose value is derived from publicly traded securities, interest rates, currency exchange rates or market indices. Derivatives cover a wide assortment of financial contracts, including forward contracts, futures, options and swaps.

Distressed loan portfolio - Includes residential real estate development loans, cross border leases, brokered home equity loans and certain residential real estate loans. These loans require special servicing and management oversight given current market conditions. The majority of these loans were from the National City acquisition.

Duration of equity - An estimate of the rate sensitivity of our economic value of equity. A negative duration of equity is associated with asset sensitivity (i.e., positioned for rising interest rates), while a positive value implies liability sensitivity (i.e., positioned for declining interest rates). For example, if the duration of equity is +1.5 years, the economic value of equity declines by 1.5% for each 100 basis point increase in interest rates.

Earning assets - Assets that generate income, which include: federal funds sold; resale agreements; trading securities and other short-term investments; loans held for sale; loans, net of unearned income; investment securities; and certain other assets.

Economic capital - Represents the amount of resources that a business segment should hold to guard against potentially large losses that could cause insolvency. It is based on a measurement of economic risk, as opposed to risk as defined by regulatory bodies. The economic capital measurement process involves converting a risk distribution to the capital that is required to support the risk, consistent with our target credit rating. As such, economic risk serves as a “common currency” of risk that allows us to compare different risks on a similar basis.

THE PNC FINANCIAL SERVICES GROUP, INC.

Glossary of Terms (Continued)

Effective duration - A measurement, expressed in years, that, when multiplied by a change in interest rates, would approximate the percentage change in value of on- and off- balance sheet positions.

Efficiency - Noninterest expense divided by the sum of net interest income (GAAP basis) and noninterest income.

Fair value - The price that would be received to sell an asset or the price that would be paid to transfer a liability on the measurement date using the principal or most advantageous market for the asset or liability in an orderly transaction between willing market participants.

Funds transfer pricing - A management accounting methodology designed to recognize the net interest income effects of sources and uses of funds provided by the assets and liabilities of a business segment. We assign these balances LIBOR-based funding rates at origination that represent the interest cost for us to raise/invest funds with similar maturity and repricing structures.

Futures and forward contracts - Contracts in which the buyer agrees to purchase and the seller agrees to deliver a specific financial instrument at a predetermined price or yield. May be settled either in cash or by delivery of the underlying financial instrument.

GAAP - Accounting principles generally accepted in the United States of America.

Impaired loans - Acquired loans determined to be credit impaired under AICPA Statement of Position 03-3, Accounting for Certain Loans or Debt Securities Acquired in a Transfer. Loans are determined to be impaired if there is evidence of credit deterioration since origination and for which it is probable that all contractually required payments receivable will not be collected.

Investment securities - Collectively, securities available for sale and securities held to maturity.

Leverage ratio - Tier 1 risk-based capital divided by adjusted average total assets.

LIBOR - Acronym for London InterBank Offered Rate. LIBOR is the average interest rate charged when banks in the London wholesale money market (or interbank market) borrow unsecured funds from each other. LIBOR rates are used as a benchmark for interest rates on a global basis.

Net interest income from loans and deposits - A management accounting assessment, using funds transfer pricing methodology, of the net interest contribution from loans and deposits.

Net interest margin - Annualized taxable-equivalent net interest income divided by average earning assets.

Nondiscretionary assets under administration - Assets we hold for our customers/clients in a non-discretionary, custodial capacity. We do not include these assets on our Consolidated Balance Sheet.

Noninterest income to total revenue - Noninterest income divided by the sum of net interest income (GAAP basis) and noninterest income.

Nonperforming assets - Nonperforming assets include nonaccrual loans, troubled debt restructured loans, foreclosed assets and other assets. We do not accrue interest income on assets classified as nonperforming.

Nonperforming loans - Nonperforming loans include loans to commercial, commercial real estate, equipment lease financing, consumer, and residential mortgage and construction customers as well as troubled debt restructured loans. Nonperforming loans do not include loans held for sale or foreclosed assets and other assets. We do not accrue interest income on loans classified as nonperforming.

Notional amount - A number of currency units, shares, or other units specified in a derivatives contract.

THE PNC FINANCIAL SERVICES GROUP, INC.

Glossary of Terms (Continued)

Operating leverage - The period to period dollar or percentage change in total revenue (GAAP basis) less the dollar or percentage change in noninterest expense. A positive variance indicates that revenue growth exceeded expense growth (i.e., positive operating leverage) while a negative variance implies expense growth exceeded revenue growth (i.e., negative operating leverage).

Other-than-temporary impairment - Impairment occurs when the fair value of a security is less than its cost. The impairment is considered other-than-temporary when it is probable that the holder will be unable to collect all amounts due according to contractual terms of a debt security at acquisition. A few factors that are considered to determine whether a decline in fair value is other than temporary may include a) the length of the time and the extent to which the market value has been less than cost; b) the financial condition and near-term prospects of the issuer, including any specific events which may influence the operations of the issuer such as changes in technology that may impair the earnings potential of the investment or the discontinuance of a segment of the business that may affect the future earnings potential; or c) the intent and ability of the holder to retain its investment in the issuer for a period of time sufficient to allow for any anticipated recovery in market value. Securities determined to be other-than-temporary-impaired are written down to fair value with the loss recognized in income during the period in which the assessment is made. The fair value would take into account credit and liquidity risk.

Recovery - Cash proceeds received on a loan that we had previously charged off. We credit the amount received to the allowance for loan and lease losses.

Return on average assets - Annualized net income divided by average assets.

Return on average capital - Annualized net income divided by average capital.

Return on average common shareholders’ equity - Annualized net income less preferred stock dividends divided by average common shareholders’ equity.

Return on average tangible common shareholders’ equity - Annualized net income less preferred stock dividends divided by average common shareholders’ equity less goodwill and other intangible assets (net of deferred taxes for both taxable and nontaxable combinations), and excluding mortgage servicing rights.

Risk-weighted assets - Primarily computed by the assignment of specific risk-weights (as defined by the Board of Governors of the Federal Reserve System) to assets and off-balance sheet instruments.

Securitization - The process of legally transforming financial assets into securities.

Servicing rights - An intangible asset created by an obligation to service assets for others. Typical servicing rights include the right to receive a fee for collecting and forwarding payments on loans and related taxes and insurance premiums held in escrow.

Tangible common equity ratio - Period-end common shareholders’ equity less goodwill and other intangible assets (net of eligible deferred taxes), and excluding mortgage servicing rights, divided by period-end assets less goodwill and other intangible assets (net of eligible deferred taxes), and excluding mortgage servicing rights.

Taxable-equivalent interest - The interest income earned on certain assets is completely or partially exempt from federal income tax. As such, these tax-exempt instruments typically yield lower returns than taxable investments. To provide more meaningful comparisons of yields and margins for all interest-earning assets, we use interest income on a taxable-equivalent basis in calculating average yields and net interest margins by increasing the interest income earned on tax-exempt assets to make it fully equivalent to interest income earned on other taxable investments. This adjustment is not permitted under GAAP on the Consolidated Income Statement.

THE PNC FINANCIAL SERVICES GROUP, INC.

Glossary of Terms (Continued)

Tier 1 risk-based capital - Tier 1 risk-based capital equals: total shareholders’ equity, plus trust preferred capital securities, plus certain minority interests that are held by others; less goodwill and certain other intangible assets (net of eligible deferred taxes relating to nontaxable combinations), less equity investments in nonfinancial companies and less net unrealized holding losses on available for sale equity securities. Net unrealized holding gains on available for sale equity securities, net unrealized holding gains (losses) on available for sale debt securities and net unrealized holding gains (losses) on cash flow hedge derivatives are excluded from total shareholders’ equity for Tier 1 risk-based capital purposes.

Tier 1 risk-based capital ratio - Tier 1 risk-based capital divided by period-end risk-weighted assets.

Total fund assets serviced - Total domestic and offshore fund investment assets for which we provide related processing services. We do not include these assets on our Consolidated Balance Sheet.

Total return swap - A non-traditional swap where one party agrees to pay the other the “total return” of a defined underlying asset (e.g., a loan), usually in return for receiving a stream of LIBOR-based cash flows. The total returns of the asset, including interest and any default shortfall, are passed through to the counterparty. The counterparty is therefore assuming the credit and economic risk of the underlying asset.

Total risk-based capital - Tier 1 risk-based capital plus qualifying subordinated debt and trust preferred securities, other minority interest not qualified as Tier 1, and the allowance for loan and lease losses, subject to certain limitations.

Total risk-based capital ratio - Total risk-based capital divided by period-end risk-weighted assets.

Transaction deposits - The sum of money market and interest-bearing demand deposits and demand and other noninterest-bearing deposits.

Yield curve - A graph showing the relationship between the yields on financial instruments or market indices of the same credit quality with different maturities. For example, a “normal” or “positive” yield curve exists when long-term bonds have higher yields than short-term bonds. A “flat” yield curve exists when yields are the same for short-term and long-term bonds. A “steep” yield curve exists when yields on long-term bonds are significantly higher than on short-term bonds. An “inverted” or “negative” yield curve exists when short-term bonds have higher yields than long-term bonds.